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                                                                    Exhibit (23)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Hancock Holding Company on Form S-8 (No. 2-99863) and on Form S-3 (No. 33-31782) of our report dated January 14, 1994 incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1993.



DELOITTE & TOUCHE
New Orleans, Louisiana
February 10, 1994